Exhibit 32.2
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    Certification of the Chief Financial Officer Pursuant to
                     18 U.S.C. Section 1350,
                     As Adopted Pursuant to
          Section 906 of the Sarbanes-Oxley Act of 2002



     In connection with the Annual Report of Eagle Supply Group, Inc. (the "Company") on Form 10-K for the annual period ending June 30, 2003 as filed with the Securities and Exchange
Commission on the date hereof (the "Report"), I, Frederick M. Friedman, as Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

      (1)   The  Report  fully complies with the requirements  of
Section 13(a) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and the periods covered by the Report.

      A signed original of this written statement has been provided to Eagle Supply Group, Inc. and will be retained by Eagle Supply Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

September 29, 2003                 /s/ Frederick M. Friedman
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                                   Frederick M. Friedman
                                   Chief Executive Officer